UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2022

NEVRO CORP

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36715	56-2568057
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Bridge Parkway
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 251-0005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVRO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 1, 2022, Nevro Corp. (“Nevro” or the “Company”) issued a press release relating to its agreement with Boston Scientific Corporation ("Boston Scientific") to settle their ongoing intellectual property litigations. The full text of the press release is furnished herewith as Exhibit 99.1.

Pursuant to the parties’ settlement, Nevro will receive a payment from Boston Scientific of $85.0 million in cash, and Boston Scientific has released the $20.0 million verdict it was awarded by a Delaware jury on November 1, 2021. The release allows Nevro to reverse the liability related to the $20.0 million loss contingency that it accrued in the period ended September 30, 2021.

In addition, Nevro granted Boston Scientific a worldwide, non-exclusive, non-transferable license to practice paresthesia-free therapy at frequencies below 1,500 Hz and a covenant not to sue for any features embodied in any current Boston Scientific products for frequencies below 1,500 Hz. Boston Scientific also granted Nevro a worldwide, non-exclusive, non-transferable license under Boston Scientific’s asserted patent families and a covenant not to sue for any features embodied in any current Nevro products.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated August 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEVRO CORP.

Date:	August 1, 2022	By:	/s/ Kashif Rashid
Kashif Rashid General Counsel